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                                                                   Exhibit 10.14


                               EXECUTIVE AGREEMENT

     AGREEMENT made as of this 5th day of April, 2007 by and between Virtusa (India) Private Limited (the "Subsidiary"), a subsidiary of Virtusa Corporation (the "Company"), and T.N. Hari (the "Executive").

     1. Purpose. The Company considers it essential to the best interests of its stockholders to promote and preserve the continuous employment of key management personnel. The Board of Directors of the Company (the "Board") and the Subsidiary recognize that, as is the case with many corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions that it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company, its subsidiaries and its stockholders. Therefore, the Board (and, if, and to the extent, applicable, the boards of the subsidiaries thereof) have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's and the Subsidiary's key management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Subsidiary, the Executive shall not have any right to be retained in the employ of the Subsidiary (or any affiliated company thereof).

     2. Change in Control. A "Change in Control" shall be deemed to have occurred upon the occurrence of any one of the following events:

          (a) any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

          (b) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors




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or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

          (c) the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

          (d) the approval by the Company's stockholders of any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 50 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 50 percent or more of the combined voting power of all then outstanding Voting Securities, then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (a).

     3. Terminating Event. A "Terminating Event" shall mean any of the events provided in this Section 3:

          (a) Termination by the Subsidiary . Termination by the Subsidiary of the employment of the Executive with the Subsidiary for any reason other than for Cause, death or Disability. For purposes of this Agreement, "Cause" shall mean:

               (i) conduct by the Executive constituting a material act of willful misconduct in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of the Subsidiary, or any of its subsidiaries or affiliates, including the Company, other than the occasional, customary and de minimis use of Subsidiary property for personal purposes; or

               (ii) the commission by the Executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the Executive that would reasonably be expected to result in material injury to the Subsidiary or any of its subsidiaries and affiliates, including the Company, if he were retained in his position; or



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               (iii) continued, willful and deliberate non-performance by the
     Executive of his duties to the Subsidiary (other than by reason of the Executive's physical or mental illness, incapacity or disability) which has continued for more than 30 days following written notice of such non-performance from the Board of Directors of the Subsidiary; or

               (iv) a violation by the Executive of the Subsidiary (or the applicable Company's) employment policies which has continued following written notice of such violation from the Chief Executive Officer; or

               (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Subsidiary (or the Company) to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.

     A Terminating Event shall not be deemed to have occurred pursuant to this
Section 3(a) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company or the Subsidiary, as the case may be, rather than continuing as an employee of the Subsidiary, following a Change in Control. For purposes of clauses (i), (iii) and (v) hereof, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's act, or failure to act, was in the best interests of the Subsidiary, the Company and its subsidiaries and affiliates. For purposes hereof, the Executive will be considered "Disabled" if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties to the Subsidiary on a full-time basis for 180 calendar days in the aggregate in any 12-month period.

          (b) Termination by the Executive for Good Reason. Termination by the Executive of the Executive's employment with the Subsidiary for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events:

               (i) a substantial diminution or other substantial adverse change, not consented to by the Executive, in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Terminating Event; or

               (ii) a material reduction in the Executive's annual base salary or targeted total annual cash compensation (i.e., base salary and targeted bonus) as in effect on the date hereof or as the same may be increased from time to time hereafter except for across-the-board reductions similarly affecting all or substantially all management employees; or

               (iii) the relocation of the Subsidiary's offices at which the Executive is principally employed immediately prior to the date of a Terminating Event (the "Current


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     Offices") to any other location more than 50 miles from the Current
     Offices, or the requirement by the Subsidiary for the Executive to be based anywhere other than the Current Offices, except for required travel on the Subsidiary's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Terminating Event; or

               (iv) the failure by the Subsidiary to obtain an effective agreement from any successor to assume and agree to perform this Agreement, as required by Section 20.

     4. Severance and Change in Control Payments.


          (a) In the event a Terminating Event occurs within 12 months after a Change in Control, the following shall occur:

               (i) the Subsidiary shall pay to the Executive an amount equal to the sum of (x) one-half of the Executive's annual base salary in effect immediately prior to the Terminating Event (or the Executive's annual base salary in effect immediately prior to the Change in Control, if higher) and
     (y) provided that the Company achieves its corporate performance targets for the period, a pro rated portion of the Executive's targeted annual bonus for the period in which the Change in Control occurred, payable in one lump-sum payment no later than three days following the Date of Termination (provided that any pro rated bonus amount shall be payable no later then three days following the date on which such bonus is payable to other management employees);


               (ii) subject to the Executive's copayment of premium amounts at the active employees' rate, the Executive shall continue to participate in the Subsidiary's group health, dental and vision program for six months; provided, however, that the continuation of health benefits under this Section shall reduce and count against the Executive's rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and

               (iii) all stock options and other stock-based awards granted to the Executive by the Company shall immediately accelerate and become exercisable or non-forfeitable as of the effective date of such Change in Control.

     (b) In the event a Terminating Event occurs prior to a Change in Control, the following shall occur:

               (i) the Subsidiary shall pay to the Executive an amount equal to the sum of (x) one-half of the Executive's annual base salary in effect immediately prior to the Terminating Event and (y) provided that the Company achieves its corporate performance targets for the period, a pro rated portion of the Executive's targeted annual bonus for the period in which the Terminating Event occurred, payable in one lump-sum payment no later than three days following the Date of Termination (provided that any pro rated bonus amount shall be payable no later then three days following the date on which such bonus is payable to other management employees); and

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               (ii) subject to the Executive's copayment of premium amounts at the active employees' rate, the Executive shall continue to participate in the Subsidiary's s group health, dental and vision program for six months; provided, however, that the continuation of health benefits under this Section shall reduce and count against the Executive's rights under COBRA.

          (c) Notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, upon a Change in Control, all stock options and other stock-based awards granted to the Executive after the date of this Agreement by the Company shall immediately accelerate twelve (12) months so that the shares that would have vested in the one-year period following such Change in Control would become immediately vested and the remaining unvested shares would continue to vest in accordance with their terms but on a schedule that would be twelve (12) months earlier than had the Change in Control not transpired. The Executive shall also be entitled to any other rights and benefits with respect to stock-related awards, to the extent and upon the terms provided in the employee stock option or incentive plan or any agreement or other instrument attendant thereto pursuant to which such options or awards were granted.

          (d) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive's termination of employment, the Executive is considered a "specified employee" within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and if any payment that the Executive becomes entitled to under this Agreement is considered deferred compensation subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of
Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (i) six months after the Executive's Date of Termination, (ii) the Executive's death, or (iii) such other date as will cause such payment not to be subject to such interest and additional tax, and the initial payment shall include a catch-up amount covering amounts that would otherwise have been paid during the first six-month period but for the application of this Section 4(e).

     5. ADDITIONAL LIMITATION.

          (a) Additional Limitation. Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Subsidiary (or the Company, to the extent applicable)to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, the Executive shall determine which method shall be followed; provided that if the Executive fails to make such determination within 15 business days after the Subsidiary (or the Company, as the case may be) has sent the Executive written notice of the need for such reduction, the Subsidiary (or the Company, as the case may be) may determine the amount of such reduction in its sole discretion.



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     For the purposes of this Section 5(a), "Threshold Amount" shall mean three times the Executive's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Executive with respect to such excise tax.

     6. Term. This Agreement shall take effect on the date first set forth above and shall terminate upon the earlier of (a) the termination of the Executive's employment with the Subsidiary for any reason other than the occurrence of a Terminating Event, or (b) the date which is 12 months after a Change in Control if the Executive is still employed by the Subsidiary.

     7. Withholding. All payments made by the Subsidiary (or Company, to the extent applicable) under this Agreement shall be net of any tax or other amounts required to be withheld by the Subsidiary (or the Company, to the extent applicable) under applicable law.

     8. Notice and Date of Termination.


          (a) Notice of Termination. During the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with this Section 8. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination.

          (b) Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment during the term of this Agreement, shall mean the date specified in the Notice of Termination. In the case of a termination by the Subsidiary following a Change in Control other than a termination for Cause (which may be effective immediately), the Date of Termination shall not be less than 30 days after the Notice of Termination is given. In the case of a termination by the Executive, the Date of Termination shall not be less than 30 days from the date such Notice of Termination is given. Notwithstanding the foregoing, in the event that the Executive gives a Notice of Termination to the Subsidiary, the Subsidiary may unilaterally accelerate the Date of Termination and such acceleration shall not result in a termination by the Subsidiary for purposes of this Agreement.

     9. No Mitigation. The Subsidiary agrees that, if the Executive's employment by the Subsidiary is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Subsidiary (and the Company, to the extent applicable) pursuant to Section 4 hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Subsidiary (or the Company, to the extent applicable)or otherwise.

     10. Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of


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that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law of India. Notwithstanding the foregoing, this
Section 10 shall not preclude either party from pursuing a court action for the purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate.

     11. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the laws and venue of the courts and laws of India, in Hyderabad, India. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     12. Integration. This Agreement shall constitute the sole and entire agreement among the parties with respect to the subject matter hereof, and supersedes and cancels all prior, concurrent and/or contemporaneous arrangements, understandings, promises, programs, policies, plans, practices, offers, agreements and/or discussions, whether written or oral, by or among the parties regarding the subject matter hereof, including, but not limited to, any offer letters or other arrangement with the Subsidiary with the Executive (and any amendments thereto) and those constituting or concerning employment agreements, change in control benefits and/or severance benefits, except to the extent of any provisions in any prior written agreement which are required to remain in full force and effect under applicable law and such other terms which are not by their nature conflicting with, or otherwise covered under, the terms of this Agreement; provided, however, that this Agreement is not intended to, and shall not, supersede, affect, limit, modify or terminate any of the following, all of which shall remain in full force and effect in accordance with their respective terms: (i) any written agreements, programs, policies, plans, arrangements or practices of the Subsidiary that do not relate to the subject matter hereof; (ii) any written stock or stock option agreements between the Executive and the Subsidiary (except as expressly modified hereby); and (iii) any written agreements between Executive and the Subsidiary concerning noncompetition, nonsolicitation, inventions and/or nondisclosure obligations.

     13. Successor to the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of the Executive's death after a Terminating Event but prior to the completion by the Subsidiary (and, to the extent applicable, the Company) of all payments due him under Section 4 of this Agreement, the Subsidiary shall continue such payments to the Executive's beneficiary designated in writing to the Subsidiary prior to his death (or to his estate, if the Executive fails to make such designation).

     14. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.



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     15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Subsidiary, or to the Subsidiary at its main office, attention of the Board of Directors.

     17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Subsidiary. .

     18. Effect on Other Plans. An election by the Executive to resign for Good Reason under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Subsidiary (and Company's, to the extent applicable) benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Subsidiary (and the Company's to the extent applicable) benefit plans, programs or policies except as otherwise provided in Section 5 hereof, and except that the Executive shall have no rights to any severance benefits under any Subsidiary severance pay plan.

     19. Governing Law. This is a contract under Indian law, and shall be construed under and be governed in all respects by the laws of India , without giving effect to the conflict of laws principles.

     20. Successors to Company. The Subsidiary shall request that the Company require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Subsidiary (and to the extent applicable, the Company) would be required to perform if no such succession had taken place. Failure of the Subsidiary to cause the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute Good Reason if the Executive elects to terminate employment.

     21. Gender Neutral. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

     22. Confidential Information. The Executive shall never use, publish or disclose in a manner adverse to the Subsidiary (or Company's) interests, any proprietary or confidential information relating to (a) the business, operations or properties of the Subsidiary or any subsidiary or other affiliate of the Subsidiary (including the Company), or (b) any materials, processes, business practices, technology, know-how, research, programs, customer lists, customer requirements or other information used in the manufacture, sale or marketing of any of the respective products or services of the Subsidiary (including the Company) or any subsidiary


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or other affiliate of the Subsidiary (including the Company); provided, however, that no breach or alleged breach of this Section 22 shall entitle the Subsidiary to fail to comply fully and in a timely manner with any other provision hereof. Nothing in this Agreement shall preclude the Subsidiary (including the Company) from seeking money damages, or equitable relief by injunction or otherwise without the necessity of proving actual damage to the Subsidiary , for any breach by the Executive hereunder.

     23. Conditions of Benefits. The amounts payable to the Executive by the Subsidiary (and to the extent applicable, the Company) pursuant to Section 4 hereof shall be condition upon, and payable only if, the Executive: (a) executes a general release in a form and of a scope reasonably acceptable to the Subsidiary ; (b) returns all property, equipment, confidential information and documentation of the Subsidiary; (c) has complied and continues to comply in all material respects with any noncompetition, inventions and/or nondisclosure obligations that the Executive may owe to the Subsidiary (and, if applicable, the Company), whether pursuant to an agreement or applicable law; and (d) provides a signed, written resignation of Executive's status as an officer and director (if applicable) of the Subsidiary and, if applicable, its subsidiaries.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Subsidiary by its duly authorized officer, and by the Executive, as of the date first above written.

                                       VIRTUSA (INDIA) PRIVATE LIMITED

                                       By: /s/ Sumit Chatterjee
                                          --------------------------------------
                                          Name: Sumit Chatterjee
                                          Title: Vice President Finance


                                          /s/ T.N. Hari
                                          --------------------------------------
                                          T.N. HARI
                                          SENIOR VICE PRESIDENT, GLOBAL HEAD OF
                                          HUMAN RESOURCES



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